UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2022

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue,

New York, NY 10022

(address of principal executive offices)

(212) 419-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Shares	OWL	New York Stock Exchange
Warrants to purchase Class A Shares	OWL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2022, the Board of Directors (the “Board”) of Blue Owl Capital Inc. (the “Company”) adopted resolutions authorizing an amendment to the Company’s Certificate of Incorporation (as amended, the “Amended Charter”) to change the aggregate voting power of the Class B common stock, par value $0.0001 per share (“Class B Shares”), and Class D common stock, par value $0.0001 per share (“Class D Shares”), from 90% to 80% as set forth in the First Amendment to the Certificate of Incorporation (the “Charter Amendment”). The Charter Amendment is designed to position the Company for potential inclusion in the Russell indices. The Charter Amendment was approved by the written consent of stockholders of the Company representing a majority of the voting power of the outstanding Class A common stock, par value $0.0001 per share (“Class A Shares”), Class B Shares, Class C common stock, par value $0.0001 per share (“Class C Shares”), and Class D Shares of the Company, voting together as a single class, stockholders representing a majority of the Class B Shares and Class D Shares, voting together as a single class, and stockholders representing a majority of the Class B Shares and Class D Shares, voting as separate classes as of April 6, 2022. No other votes are required or necessary to adopt the Amended Charter. The Charter Amendment will become effective upon its filing with the Secretary of State of the State of Delaware, which is expected to occur on or about May 3, 2022.

A copy of the Charter Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 8.01	Other Events.

Following the effectiveness of the Charter Amendment, the Company’s Class A Shares will represent approximately 7.5% of the Company’s total voting power and the Class A Shares which are “free float”, as determined by the Company in reliance upon the guidance issued by FTSE Russell, representing at least 6.6% of the Company’s total voting power. The index sponsor defines “free float” as total shares excluding shares held by strategic investors such as governments, corporations, controlling shareholders and management, and shares subject to foreign ownership restrictions. Following the effectiveness of the Charter Amendment, the Company’s Class C Shares are expected to represent approximately 12.5% of the Company’s total voting power, and the Company’s Class D Shares are expected to represent approximately 80.0% of the Company’s total voting power.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including, but not limited to, the Company’s expectation that it will be eligible for inclusion in the Rusell indices. You can identify these statements by the Company’s use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. There can be no assurance that the Company will be eligible for inclusion in the Russell indices following the effectiveness of the Charter Amendment. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Form of First Amendment to Certificate of Incorporation of Blue Owl Capital Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

Date: April 11, 2022
	By:	/s/ Alan Kirshenbaum
	Name:	Alan Kirshenbaum
	Title:	Chief Financial Officer